UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 21, 2006
Date of Earliest Event Reported:	December 19, 2006

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)             Compensatory Arrangements of Certain Officers.

Termination of Boise Cascade Supplemental Healthcare Plan for Executive Officers

On December 19, 2006, the compensation committee of our board of directors approved the termination of the Boise Cascade Supplemental Healthcare Plan for Executive Officers effective December 31, 2006.

Amendments to Boise Cascade Supplemental Life Plan

On December 19, 2006, the compensation committee of our board of directors approved technical amendments to the Boise Cascade Supplemental Life Plan for elected officers.  The amendments clarified that:

•                  The insurance premiums payable by the plan sponsor (Boise Cascade, L.L.C.) to maintain the target death benefit under a plan participant’s insurance policy will be adjusted appropriately to take into account any loans and/or withdrawals from the cash value of the policy; and

•                  The plan sponsor will have no obligation to pay additional insurance premiums if a plan participant’s insurance policy is surrendered or otherwise ceases to be in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President, General Counsel and Corporate Secretary
Date: December 21, 2006